UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

TIGER OIL AND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7230 Indian Creek Ln., Suite 201, Las Vegas, NV	89149
(Address of Principal Executive Offices)	(Zip Code)

(702) 336-0356

(registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

Tiger Oil and Energy, Inc., a Nevada corporation (the “Company”), has learned that an unauthorized press release was issued on, or about April 24, 2019, by an unknown third party. The press release stated, “Tiger Oil and Energy, Inc. Finalizes Matrix Merger.”  The press release was released from an unknown third party and published on two free press release internet sites. Investors are strongly advised to disregard the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the under signed hereunto duly authorized.

TIGER OIL AND ENERGY, INC.
Dated: April 24, 2019	/s/ Howard Bouch
Name: Howard Bouch Title: Chief Executive Officer

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